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                                      EXHIBIT A

                                ARTICLES OF AMENDMENT
                                       TO THE
                    AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                          OF
                              RECYCLING INDUSTRIES, INC.

                                 --------------------

             Designation of Preferences, Limitations and Relative Rights
                                        of the
                   Series I Redeemable Convertible Preferred Stock
                            Pursuant to Section 7-106-102
                                        of the
                          Colorado Business Corporation Act

                                 --------------------

    Recycling Industries, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Company"), DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company on December 8, 1997:

    RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Company's Amended and Restated Articles of Incorporation, hereby establishes a series of preferred stock, consisting of 10,000 shares, which shall be designated as the "Series I Redeemable Convertible Preferred Stock," and shall have the powers, preferences, rights, qualifications, limitations and restrictions as set forth in Attachment A attached hereto.

    IN WITNESS WHEREOF, the undersigned hereby acknowledges under penalty of perjury that the execution of this instrument is the Company's act and deed.

                             RECYCLING INDUSTRIES, INC.
December 8, 1997
                             By /s/ THOMAS J. WIENS
                                ---------------------------
                                Thomas J. Wiens, Chairman
                                and Chief Executive Officer



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                                      EXHIBIT B

             DESIGNATION OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                                        OF THE
                   SERIES I REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                          OF
                              RECYCLING INDUSTRIES, INC.



    1. DESIGNATION AND AMOUNT. The distinctive designation of such series is "Series I Redeemable Convertible Preferred Stock, without par value" (the "Series I Preferred Stock") of Recycling Industries, Inc., a Colorado corporation (the "Company") and the number of shares constituting this series shall be 10,000.

    2. DIVIDEND RIGHTS. From the date of initial issuance thereof and until such shares are converted or redeemed as provided herein, the holders of the Series I Preferred Stock shall be entitled (whether or not declared) to an annual cumulative dividend equal to 8% of the "Share Liquidation Value" (as hereinafter defined) of each share of Series I Preferred Stock outstanding, which shall be paid in cash upon the conversion or redemption of the Series I Preferred Stock as provided in Section 5(b) or Section 6 below, respectively, to the extent not previously paid. Unless and until all dividends accruing on the Series I Preferred Stock have been paid in full when due, the Company shall not declare or pay any dividends on (i) its presently authorized class of common stock, $.001 par value per share ("Common Stock") or on any other now or hereafter authorized class or series of capital stock not limited to a fixed sum or a percentage of a fixed sum in respect to the right of the holders thereof to participate in dividends or in the distribution of assets upon the liquidation, winding up or dissolution of the Company ("Other Common Stock"). The Series I Preferred Stock shall rank PARI PASSU with all other series or classes of the Company's preferred stock issued as part of the consideration paid by the Company to acquire assets or voting securities of another person or entity, either now existing or hereafter established by the Company while any shares of Series I Preferred Stock are outstanding (collectively, "Parity Securities"). The Series I Preferred Stock shall rank senior to all other series of preferred stock authorized or outstanding on the date of this Certificate of Designation, including without limitation the Series D 8% Convertible Preferred Stock.

    3. LIQUIDATION PREFERENCE. Upon the liquidation, winding up or dissolution of the Company at any time while shares of Series I Preferred Stock are outstanding, the holders of Series I Preferred Stock will be entitled to receive per share of Series I Preferred Stock outstanding the sum of (i) $350 and (ii) all accrued but unpaid dividends thereon (the "Share Liquidation Value") in preference to and in priority over all classes of the Company's Common Stock, Other Common Stock or any series or class of preferred stock ranking junior to the Series I Preferred Stock. In the event of the liquidation, winding up or dissolution of the Company at any time while shares of Series I Preferred Stock are outstanding, the Company shall pay, in cash, the Share Liquidation Value to the holders of Series I Preferred Stock before


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any payment or distribution of assets of the Company are paid or distributed to the holders of any Common Stock, Other Common Stock or any series or class of preferred stock ranking junior to the Series I Preferred Stock. If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series I Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series I Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of Series I Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

    4. VOTING RIGHTS. The holders of outstanding shares of Series I Preferred Stock shall not be entitled to vote on any matters submitted to the shareholders of the Company except as otherwise required by law, in which case every holder of Series I Preferred stock shall be entitled to one vote for each such share.

    5. CONVERSION OF THE SERIES I PREFERRED STOCK. All outstanding shares of Series I Preferred Stock shall automatically and without any further action on the part of the owner and holder thereof, convert on the second anniversary of the date of original issuance thereof upon the following terms:

         (a)  MANDATORY CONVERSION.  If not earlier converted pursuant to
Section 5(b) or (c) or redeemed by the Company pursuant to Section 6 below, each outstanding share of Series I Preferred Stock shall be converted at the office of the Company or any transfer agent for the Series I Preferred Stock into that number of shares of Common Stock as is determined by dividing (a) the Share Liquidation Value by (b) the lesser of (i) the average Market Price for the ten trading days immediately preceding the date of conversion or (ii) $15.00 (such amount to be proportionately reduced in the event that at any time after this Certificate of Designation the number of outstanding shares of Common Stock or Other Common Stock is increased as a result of any stock dividend payable in shares of Common Stock or Other Common Stock, or options to purchase, rights to subscribe for, or securities convertible into or exchangeable for, Common Stock or Other Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, or by a subdivision or split up of shares of Common Stock or Other Common Stock (a "Security Dividend Dilution")). For purposes of this Section 5, "Market Price" means the closing price for the Common Stock if it is listed on a national securities exchange or the NASDAQ National Market System or the average of the last reported bid and asked price for the Common Stock as reported on the NASDAQ SmallCap Market System or on the electronic bulletin board or, if none, the National Quotation Bureau, Inc.'s "Pink Sheets."


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         Upon surrender of the certificates representing the Series I Preferred
Stock being converted, the Company shall within five business days of receipt of the original certificates or certificates representing the shares of Series I Preferred Stock to be converted, issue and deliver or cause to be issued and delivered to such holder of Series I Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

         (b) ACCELERATED MANDATORY CONVERSION. Notwithstanding any other provisions found in this Certificate of Designation, if (i) pursuant to the Environmental Escrow Agreement dated December 4, 1997 by and among the Company and Bertram Lans, Bruce Lans and Scott Lans (a copy of which is attached hereto as Exhibit A), the Escrow Funds are insufficient to cover the Remediation Costs as such terms are defined therein (such deficit an "Escrow Deficit"), or
(ii) pursuant to that certain Stock Purchase Agreement dated December 4, 1997 by and among the Company, Wm. Lans Sons' Co. Inc., and Bertram Lans, Bruce Lans and Scott Lans, there exists a Liquidated Indemnification Liability, as defined therein, then an amount of shares of the Series I Preferred Stock will immediately and automatically convert into shares of the Company's Common Stock pursuant to the formula set forth in 5(a) above so that the number of shares of Common Stock issued upon such conversion have an aggregate Market Price equal to the Escrow Deficit or the Liquidated Indemnification Liability, as the case may be. The Company shall convert the shares to be converted pursuant to this section(b) on a pro-rata basis among all of the holders based upon the number of Shares of Series I Preferred Stock held in the aggregated by each holder, PROVIDED any fractional shares of Series I Preferred Stock arising from such allocation shall be converted as a whole share of Series I Preferred Stock. Notwithstanding the above, in the event that (i) the Market Price of the Common Stock is not ascertainable, or (ii) there is no public or private market for the sale of the Common Stock, the automatic conversion provided for herein shall not occur.

         (c) AUTOMATIC CONVERSION UPON MERGER AND CONSOLIDATION. Notwithstanding any other provisions found in this Certificate of Designation, if a consolidation or merger of the Company with or into another company or entity occurs and the Company is not the surviving entity, each share of the Series I Preferred Stock will immediately and automatically convert into that number of shares of Common Stock as is determined by dividing (a) the Share Liquidation Value by (b) the lesser of (i) the average Market Price for the ten trading days immediately preceding the initial public announcement of such consolidation or merger or (ii) $15.00 (such amount to be proportionately reduced in the event that at any time after this Certificate of Designation the number of outstanding shares of Common Stock or Other Common Stock is increased as a result of a Security Dividend Dilution).

         (d) FRACTIONAL SHARES. Any fractional shares resulting from a conversion shall be rounded to the next highest whole share of Common Stock.

         (e) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall reserve and keep available out of its authorized but unissued shares of Common


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Stock, solely for the purpose of effecting the conversion of the shares of the
Series I Preferred Stock, a number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series I Preferred Stock. All shares of Common Stock issued upon conversion shall be fully paid and nonassessable.

    6. REDEMPTION RIGHTS. At any time during the period commencing on the day 30 days prior to the second anniversary of the issuance of the Preferred Stock and ending on the day five days prior to the second anniversary (the "Redemption Period"), the Company shall have the right to redeem the outstanding shares of Series I Preferred Stock, in whole, at a cash redemption price per share equal to the Share Liquidation Value; provided, however, that the Company shall not be entitled to redeem any shares of Series I Preferred Stock unless the then Market Price is equal to or less than $15.00 (such amount to be proportionately reduced in the event that at any time after this Certificate of Designation the number of outstanding shares of Common Stock or Other Common Stock is increased as a result of a Security Dividend Dilution) and the Company has given the holder of such shares written notice of such redemption (the "Redemption Notice"). If the Company delivers a timely Redemption Notice during the Redemption Period, the Redemption Price shall be paid to the holder of the shares to be redeemed within five business days of the surrender of the certificates representing the Series I Preferred Stock being redeemed.

    7. NOTICES. Any notice required by the provisions of this Certificate to be given to the holder of shares of the Series I Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company. All notices shall state the date of conversion or redemption, as the case may be.

    8. PAYMENT OF TAXES. The Company will pay all taxes and other governmental charges that may become imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series I Preferred Stock.

    9. RESTRICTIONS ON TRANSFER. No Holder of Series I Preferred Stock may transfer, sell, exchange, encumber, hypothecate, assign, pledge or otherwise dispose of any shares of Series I Preferred Stock, unless the transferee of such shares agrees in writing to be bound by the provisions of the Escrow Agreement and the Stock Purchase Agreement with respect to the obligations to convert such shares and sell the Common Stock issuable thereupon for purposes of funding Remediation Costs and Liquidated Indemnification Liabilities.

    10. LIQUIDATING DIVIDENDS AND OTHER PRO RATA DISTRIBUTIONS. If the Company declares or pays any non-cash dividend upon its Common Stock or Other Common Stock other than a Security Dividend Dilution, the holders of Series I


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Preferred Stock shall be entitled to receive a like distribution based upon the number of shares of Common Stock into which the Series I Preferred Stock could then be convertible applying the conversion formula described in Section 5(a) hereof. In applying the foregoing provision, the Series I Preferred Stock shall be deemed (for this purpose) to be convertible at the time the Company proposes to take any action described in this Section 10, and in applying the conversion formula, the Market Price shall be the market price for the 10 trading days immediately prior to the Company's taking of such action.

    11. PROTECTIVE PROVISIONS. So long as any of the Series I Preferred Stock is outstanding, the Company shall not, without obtaining the written approval of the holders of more than two-thirds of the outstanding shares of Series I Preferred Stock:

         (a) CHANGE OF RIGHTS. Alter, amend or change the relative preferences, limitations or rights of the Series I Preferred Stock.

         (b) RESTRICTIONS ON CREATION A NEW CLASS. Create any new class or series of capital stock in connection with an acquisition by the Company of assets or voting securities of another person or entity having preferences or priorities superior to the Series I Preferred Stock as to participation in dividends or distribution of assets upon liquidation, winding up or dissolution of the Company.

         (c) RECLASSIFICATION. Reclassify any existing class or series of capital stock of the Company into shares having preferences or priorities superior to the Series I Preferred Stock as to participation in dividends or distribution of assets upon liquidation, winding up or dissolution of the Company.





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